Exhibit 10.36

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This Third Amendment to Amended and Restated Loan Agreement (this “Amendment”) is made and entered into to be effective for all purposes as of June 1, 2004, by and between BANK ONE, NA, a national banking association with its main office in Chicago, Illinois and with a banking office located at 420 Throckmorton Street, Suite 400, Fort Worth, Texas 76102 (“Lender”), and PLAINS CAPITAL CORPORATION, a Texas corporation (“Borrower”).

RECITALS:

A. Lender and Borrower have previously executed that certain Amended and Restated Loan Agreement dated October 1, 2001, which has been amended by that certain First Amendment to Amended and Restated Loan Agreement dated August 1, 2002, and by that certain Second Amendment to Amended and Restated Loan Agreement dated as of August 1, 2003 (collectively, “Agreement”).

B. Under the Agreement, Lender agreed to extend to Borrower a revolving line of credit which matures on August 1, 2005. Advances made by Lender to Borrower under such revolving line of credit are evidenced by that certain Promissory Note dated August 1, 2003, which has been executed by Borrower and is payable to Lender in the principal amount of $7,500,000.00 (the “Prior Revolving Note”). The Prior Revolving Note matures on August 1, 2005.

C. Borrower has requested that Lender agree to extend the maturity of such revolving line of credit and to increase the maximum principal amount that can be outstanding at any time under such revolving line of credit, and Lender is willing to do so provided that, among other things, the Agreement is amended as herein provided.

D. The parties to this Amendment desire to modify and amend the Agreement as hereinafter set forth and to enter into this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all terms, conditions, and covenants herein set forth, Lender and Borrower hereby covenant and agree as follows:

1. Amendments. The Agreement is hereby amended as follows:

(a) Section 1.01 of the Agreement is hereby amended by amending and restating the following definitions contained in Section 1.01 of the Agreement to read as follows, such definitions to be inserted in Section 1.01 of the Agreement in the appropriate alphabetical order:

“Bank” shall mean Plains Capital Bank, a Texas state bank (formerly known as PNB Financial Bank, also formerly known as The Plains National Bank and also formerly known as The Plains National Bank of West Texas), whose principal place of business is 5010 University, Lubbock, Texas 79413.

“Committed Sum” shall mean $20,000,000.00 (with respect to the Revolving Loans).

“Net Income” shall mean, with respect to the four (4) calendar quarters immediately preceding any date of computation of Net Income, the net income for Bank or any other Banking Subsidiary for such four (4) calendar quarters.

“Termination Date” shall mean August 1, 2006.

(b) Section 1.01 of the Agreement is hereby amended by adding the following additional definitions to Section 1.01 of the Agreement, such definitions to be inserted in Section 1.01 of the Agreement in the appropriate alphabetical order:

“Bank Loans” mean loans made by Bank or any other Banking Subsidiary as lender (including, without limitation, participation interests in loans made by other lenders which are purchased by Bank or any other Banking Subsidiary) and leases intended as financing devices in which Bank or any other Banking Subsidiary is the lessor, in each case net of any unearned interest or other income but before deducting any Loan Loss Reserve.

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“Call Report” means the Consolidated Reports of Condition and Income (currently designated as FFIEC 033) for Bank or any Banking Subsidiary and any successor or replacement report or reports required by the FDIC to be prepared by a bank insured by the FDIC or required by the Federal Reserve System for a bank which is a member of the Federal Reserve System.

“Minimum Return on Average Assets Ratio” means the ratio, expressed as a percentage, of Bank’s or any other Banking Subsidiary’s Net Income to Bank’s or any other Banking Subsidiary’s Total Assets, all as determined by applicable regulatory accounting principles consistently applied.

“Non-Accruals” mean all Bank Loans on non-accrual status.

“Non-Performing Asset Ratio” means the ratio, expressed as a percentage, of Bank’s or any other Banking Subsidiary’s Non-Performing Assets to Bank’s or any other Banking Subsidiary’s Total Loans, all as determined by applicable regulatory accounting principles consistently applied.

“Non-Performing Assets” mean the sum of all of Bank’s or any other Banking Subsidiary’s (a) Past Dues, (b) Non-Accruals, (c) Restructured Loans, and (d) Other Real Estate.

“Past Dues” mean all Bank Loans that are past due ninety (90) days or more, but excluding any Non-Accruals.

“Restructured Loans” mean all Bank Loans that have been restructured.

“Total Assets” mean the average of Bank’s or any other Banking Subsidiary’s total assets required by applicable Laws to be included in Bank’s or any other Banking Subsidiary’s Call Report, as total assets are defined in 12 CFR §325.2(x) as amended from time to time and as reported on each Call Report for Bank or any other Banking Subsidiary.

“Total Loans” mean the total of all of the Bank Loans (before deducting the Loan Loss Reserves but after deducting unearned interest and any other unearned income) net of all participations sold and excluding any OREO held in lieu of any of the Bank Loans.

(c) Section 2.02 of the Agreement is hereby amended to read as follows:

2.02 Revolving Note. The Revolving Loans (including without limitation the Prior Revolving Loans outstanding as of the Closing Date) shall be evidenced by, and be repayable in accordance with, the Revolving Note. The Revolving Note shall be dated June 1, 2004 and shall be payable on or before the Termination Date. The Revolving Note shall be executed and delivered by Borrower to Lender and shall be payable to the order of Lender in the original principal amount of the Committed Sum. Borrower agrees to pay interest on the unpaid principal balance from time to time owing on the Revolving Loans computed from the date of the Revolving Note until maturity at a per annum rate which from day to day shall be the lesser of the Prime Rate

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in effect from day to day less three-fourths of one percent (0.75%) or the Highest Lawful Rate in effect from day to day. The unpaid principal and any accrued but unpaid interest owing on the Revolving Note shall be paid as follows:

(a) Principal. Borrower shall pay principal in accordance with the terms of the Revolving Note, with the maturity date of the Revolving Loans being as set forth in the Revolving Note. On June 1, 2004, the principal payment terms of the Revolving Note are as follows: payment of all outstanding principal shall be due and payable on August 1, 2006.

(b) Interest. Borrower shall pay interest in accordance with the terms of the Revolving Note, which shall never exceed the Highest Lawful Rate. On June 1, 2004, the interest payment terms of the Revolving Note shall be as follows: all accrued and unpaid interest shall be due and payable quarterly on each February 1, May 1, August 1, and November 1 during the term of the Revolving Note, the first such quarterly installment being due and payable on August 1, 2004, with a final payment of all accrued but unpaid interest being due and payable on August 1, 2006. Unpaid and past due principal and interest shall bear interest at the Highest Lawful Rate and shall be payable on demand.

In part, the Revolving Note is given in renewal and extension of the unpaid principal balance of the Prior Revolving Loans outstanding as of June 1, 2004.

(d) Article V of the Agreement is hereby amended by deleting from the Agreement Sections 5.01, 5.02, and 5.03 of the Agreement.

(e) Article V of the Agreement is hereby amended by adding the following additional Sections to Article V as Sections 5.12, 5.13, 5.14, and 5.15:

5.12 Minimum Return on Average Assets Ratio. Borrower shall not permit the Minimum Return on Average Assets Ratio of Bank or any other Banking Subsidiary to be less than 0.70% as of the last day of any calendar quarter.

5.13 Well Capitalized. Borrower shall not permit Bank or any other Banking Subsidiary at any time not to be or remain well capitalized according to applicable regulatory standards.

5.14 Non-Performing Asset Ratio. Borrower shall not permit the Non-Performing Asset Ratio of Bank or any other Banking Subsidiary to exceed 2.50% as of the last day of any calendar quarter.

5.15 Government Regulation. Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

(f) Section 7.01 of the Agreement is hereby amended to read as follows:

7.01 Notices. Unless otherwise provided herein, all notices, requests, and consents shall be in writing and delivered in person or mailed, postage prepaid, addressed as set forth below, and all demands shall be in writing and delivered in person or mailed, postage prepaid, certified mail, return receipt requested, addressed as set forth below:

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If intended for Borrower, to:

Plains Capital Corporation

2911 Turtle Creek Blvd., Suite 700

Dallas, Texas 75219

Attn: Jeff Isom

If intended for Lender and to be delivered by mail, to:

Bank One, NA

Mail Code TX1-1275

P. O. Box 2050

Fort Worth, Texas 76113-2050

Attn: James W. Aldridge

If intended for Lender and to be delivered in person, to:

Bank One, NA

420 Throckmorton Street, Suite 400

Fort Worth, Texas 76102

Attn: James W. Aldridge

or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner. All such notices, requests, consents and demands shall be deemed to have been given or made when delivered in person, or if mailed, when deposited in the mail.

2. Conditions Precedent. The obligation of Lender to enter into this Amendment is subject to the performance of each of the following conditions precedent:

(a) Revolving Note. Borrower shall have executed and delivered to Lender that certain Promissory Note, in the form and content satisfactory to Lender, which Promissory Note shall be in renewal and extension of, but not in extinguishment of, the Prior Revolving Note, and shall be deemed to be the Revolving Note as defined in the Agreement.

(b) Resolutions of Borrower. Lender shall have received corporate resolutions of the Board of Directors of Borrower, certified by the Secretary of Borrower, which resolutions authorize the execution, delivery and performance by Borrower of this Amendment, the Revolving Note and each other Loan Document. Included in said resolutions or by separate document, Lender shall receive a certificate of incumbency certified by the Secretary of Borrower certifying the names of each officer authorized to execute this Amendment, the Revolving Note and any other Loan Document, together with specimen signatures of such officers.

(c) Additional Papers. Borrower shall have delivered to Lender such other documents, records, instruments, papers, opinions, and reports, as shall have been requested by Lender, to evidence the status or organization or authority of Borrower or to evidence the payment or the securing of the Obligations, all in form satisfactory to Lender and its counsel.

(d) Proceedings. All proceedings of Borrower in connection with the transactions contemplated by this Amendment and all documents incident thereto shall be satisfactory in form and substance to Lender and its counsel; and Lender shall have received copies of all documents or other evidence which Lender or its counsel may reasonably request in connection with said transactions and copies of records and all proceedings in connection therewith, all in form and substance satisfactory to Lender and its counsel.

3. Definitions. All capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the same meaning as given to such terms in the Agreement.

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4. Representations and Warranties. Borrower represents and warrants to Lender that (a) all of the representations and warranties contained in the Agreement, the Security Instruments, and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of the date of this Amendment, (b) the execution, delivery and performance of this Amendment, the Revolving Note and any and all other documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of Borrower, (c) no Event of Default exists under the Agreement and there are no defenses, counterclaims or offsets to the Prior Revolving Note, the Revolving Note, or any of the Security Instruments, and (d) no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of Borrower or Bank or with respect to Borrower’s or Bank’s assets or properties from the facts represented in the Agreement or any Security Instrument which would have a material adverse effect on the financial condition, business, or assets of Borrower or Bank.

5. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made in this Amendment or in any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment, and no investigation by Lender or any closing shall affect such representations, warranties and covenants or the right of Lender to rely upon them.

6. References to Agreement and Notes. The Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby, and any reference to the Revolving Note or the Note shall mean a reference to the Promissory Note executed and delivered in connection with this Amendment, and any extensions, renewals, replacements, substitutions, modifications or rearrangements thereof.

7. Further Assurances. Borrower agrees that at any time and from time to time, upon the request of Lender, Borrower will execute and deliver such further documents and do such further acts and things as Lender may reasonably request in order to fully effect the purposes of this Amendment and to provide for the payment of the Obligations.

8. Acknowledgment. Borrower ratifies and confirms that the Agreement as amended hereby, the Prior Revolving Note as renewed and extended by the Revolving Note, the Security Instruments and the other Loan Documents are and remain in full force and effect in accordance with their respective terms, that the Security Instruments secure the payment of all of the Obligations, that the Collateral is unimpaired by this Amendment, and that the Collateral is security for the payment and performance in full of all of the Obligations. By executing this Amendment, Borrower acknowledges and agrees that (a) the term “‘Obligations” as defined in the Agreement, as amended hereby, includes the Revolving Note, (b) each of the Security Instruments secures, among other things, the payment and performance of the Revolving Note and the Obligations, (c) the Agreement is and shall continue to be in full force and effect and is and shall continue to be the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, and (d) the Revolving Note is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms. The undersigned officer of Borrower executing this Amendment represents and warrants that he has full power and authority to execute and deliver this Amendment on behalf of Borrower, that such execution and delivery has been duly authorized by the Board of Directors of Borrower, and that the resolutions of Borrower previously delivered to Lender in connection with the execution and delivery of the Agreement are and remain in full force and effect and have not been altered, amended or repealed in any manner.

9. Existing Loan Documents. Except as amended and modified by this Amendment, the Agreement, the Prior Revolving Note as renewed and extended by the Revolving Note, the Security Instruments and all other Loan Documents shall remain in full force and effect in accordance with the terms and provisions thereof. Any reference in any of the Loan Documents to the “Amended and Restated Loan Agreement” shall be deemed to be references to the Agreement as amended hereby through the date hereof. In the event of any conflict between this Amendment and the Agreement, this Amendment shall control and the Agreement shall be construed accordingly.

10. Counterparts. This Amendment has been executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

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11. Severability. In the event any one or more of the provisions contained in the Agreement or this Amendment should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby, and shall be enforceable in accordance with their respective terms.

12. Expenses. Borrower agrees to pay all reasonable costs incurred (whether by Lender, Borrower, or otherwise) in connection with the preparation, execution, and consummation of this Amendment and the consummation of all transactions contemplated by this Amendment.

13. Applicable Law. THIS AMENDMENT, THE REVOLVING NOTE AND ALL OTHER DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN FORT WORTH, TARRANT COUNTY, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE PARTIES TO THIS AMENDMENT HEREBY CONSENT THAT VENUE OF ANY ACTION BROUGHT UNDER THIS AMENDMENT OR UNDER ANY OF THE LOAN DOCUMENTS SHALL BE IN TARRANT COUNTY, TEXAS.

14. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

15. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

16. No Oral Agreements. Pursuant to Section 26.02 of the Texas Business and Commerce Code the following notice is given:

THIS WRITTEN AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Lender and Borrower, by and through their respective duly authorized officers or representatives, have caused this Amendment to be executed and delivered as of the date first above written.

LENDER:

BANK ONE, NA

By:	/s/ James W. Aldridge,
James W. Aldridge,
First Vice President

BORROWER:

PLAINS CAPITAL CORPORATION

By:	/s/ Jeff Isom
Name:	Jeff Isom
Title:	CFO

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